WARRANT AGENCY AGREEMENT

THIS WARRANT AGENCY AGREEMENT (this “Agreement”) is made as of [●], 2019 (the “Issuance Date”), by and between FAT Brands Inc., a Delaware corporation (the “Company”), and VStock Transfer, LLC a Delaware corporation (the “Warrant Agent”).

WHEREAS, the Company intends to offer and sell up to 1,200,000 shares of its Series B Cumulative Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), and warrants to purchase up to 720,000 shares of its common stock, par value $0.0001 per share (“Common Stock” or “Warrant Shares”), subject to adjustment as described herein (each, a “Warrant” and, collectively, “Warrants”), pursuant to a Selling Agency Agreement between the Company and each of Tripoint Global Equities, LLC and Digital Offering, LLC (the “Selling Agency Agreement”);

WHEREAS, the Series B Preferred Stock and Warrants will be issued by the Company in a public offering pursuant to an Offering Statement on Form 1-A filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and a related Offering Circular;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer, President or Secretary of the Company (each an “Authorized Officer”). In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Effect of Countersignature. Unless and until countersigned by the manual or facsimile signature of the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the written instructions delivered to the Warrant Agent by the Company. The Warrants may be represented by definitive Warrant Certificates in physical form or by one or more book-entry warrant certificates (the “Book-Entry Warrant Certificates”) deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration. As used herein, if a Warrant is in book-entry form, a “holder” or “registered holder” shall also include within its meaning a Participant or a designee of a Participant.

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If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent, in writing, to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants.

2.3.2. Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by (a) a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee or (b) a definitive Warrant Certificate is recorded in the book-entry records of the Warrant Agent. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. Detachability of Warrants. The Series B Preferred Stock and the Warrants will be issued separately and will be separately transferable immediately upon issuance.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. The exercise price per whole share of Common Stock under each Warrant shall be $8.50, subject to adjustment hereunder (the “Exercise Price”).

3.2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., Eastern time on [●], 2024 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

3.3. Exercise of Warrants.

3.3.1. Exercise and Payment. A registered holder may exercise a Warrant by delivering, not later than 5:00 P.M., Eastern time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its offices designated for such purpose (i) the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, and (ii) an election to purchase the Warrant Shares underlying the Warrants to be exercised (the “Election to Purchase” and together with the Warrant Certificates and the Book-Entry Warrants, the “Warrant Exercise Documents”), properly completed and duly executed by the registered holder on the reverse of the Warrant Certificate, accompanied by a signature guarantee and such other documentation as the Warrant Agent may reasonably request, or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures. Within one Business Day after the Exercise Date, such holder must pay the Warrant Price for each Warrant to be exercised in lawful money of the United States of America by wire, certified or official bank check, or wire transfer, in immediately available funds. The term “Warrant Price” as used in this Agreement refers to price per share of Common Stock at which shares may be purchased at the time the Warrant is exercised.

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If any of (A) the Warrant Certificate or the Book-Entry Warrants, (B) the Election to Purchase, or (C) the Warrant Price therefor, is received by the Warrant Agent after 5:00 P.M., Eastern time, on the specified Exercise Date, the Warrants will be deemed to be received on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The Warrant Agent shall not have any responsibility or liability relating to the determination as to the validity of any exercise of Warrants which determination will be made by the Company and the applicable registered holder, and the Warrant Agent may rely upon the instructions of the Company regarding the validity of any exercise of Warrants. The Warrant Agent shall not have any obligation to inform a registered holder of the invalidity of any exercise of Warrants. If the Company believes that an exercise by a registered holder is invalid the Company will promptly notify such registered holder of the such fact and the reasons why it believes the exercise was invalid and will provide a copy of such notice to the Warrant Agent as soon as practicable .

The Warrant Agent shall promptly forward funds received for warrant exercises by wire transfer to an account designated by the Company in writing.

All funds received by The Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by Standard and Poor’s Corporation (LT Local Issuer Credit Rating), Moody’s Investors Service, Inc. (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). the Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. the Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. the Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other Person.

3.3.2. Issuance of Certificates. The Warrant Agent shall, within a reasonable time, advise the Company and the transfer agent and registrar in respect of (a) the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (b) the instructions of each registered holder or Participant, as the case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company, the Warrant Agent or such transfer agent and registrar shall reasonably require.

The Company shall cause the Warrant Agent to, by 5:00 P.M., Eastern time, on the date that is the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), execute, issue and deliver, on the Company’s behalf, the Warrant Shares to which such registered holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such registered holder or the Participant, as the case may be.

In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Depository’s Fast Automated Securities Transfer program. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the Depository’s Fast Automated Securities Transfer program (or any successor to such program).

If the Warrant Agent fails to comply with the preceding paragraphs in this Section 3.3.2 by the Warrant Share Delivery Date, then, in addition to other rights it may have hereunder, the registered holder or Participant will have the right to rescind its exercise.

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3.3.3. Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4. Dividends. The accrual of dividends, if any, on the Warrant Shares issued hereunder will be governed by the terms generally applicable to the Common Stock. From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock, including the accrual of dividends, if any, on such Warrant Shares even prior to exercise of such Warrant Shares, and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to the Common Stock.

3.3.5 No Fractional Exercise. A registered holder may exercise a Warrant from time to time only for whole shares of Common Stock. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Agreement, and delivered to the holder of the Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified in writing by such registered holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

Whenever a payment for fractional shares is to be made by the Warrant Agent under this Agreement, the Company shall promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional shares under this Agreement relating to the payment of fractional shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover payments for fractional Warrant Shares. The Warrant Agent shall have no obligation to make such payments for fractional Warrant Shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto. Upon expiration of the term of all Warrants or the earlier exercise of all Warrants any balance remaining of such funds shall be paid to the Company.

3.3.6 No Transfer Taxes. Issuance of Warrant Shares shall be made without charge to a registered holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the registered holder or in such name or names as may be directed by the registered holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the registered holder, a Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the registered holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any exercise notice. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.3.7 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. Upon receipt by the Company of a duly executed Notice of Exercise (which may be by facsimile or email), a registered holder shall be deemed to have exercised its Warrant as specified in the Notice of Exercise for purposes of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended.

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3.3.8 Optional Cashless Exercise. If at any time during the term of this Agreement there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Warrant Shares by the registered holder, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable exercise notice;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holders of a majority in interest of the total number of Warrants issued under the Selling Agency Agreement then outstanding, the fees and expenses of which shall be paid by the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets, Inc. (or any successors to any of the foregoing).

Notwithstanding the first sentence of this Section 3.3.8 or any other provision hereof, on the Termination Date, this Warrant, to the extent not exercised prior thereto, shall be automatically exercised via cashless exercise pursuant to this Section 3.3.8.

Upon receipt of an Election to Purchase for a cashless exercise, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the Cashless Exercise Ratio. The number of shares of Common Stock to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 3.3.8, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to this Section 3.3.8 is accurate or correct.

3.3.9 Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed.

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3.3.10 Limitations on Exercise. A registered holder shall not have the right to exercise any portion of the Warrant to the extent that after giving effect to such issuance after exercise as set forth on the applicable exercise notice, the registered holder (together with the registered holder’s affiliates, and any other persons acting as a group together with the registered holder or any of the registered holder’s affiliates (collectively, such registered holder’s “affiliates”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the registered holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrant beneficially owned by the registered holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the registered holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.3.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the registered holder that the Company is not representing to the registered holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the registered holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.10 applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by the registered holder together with any affiliates) and of which portion of the Warrant is exercisable shall be in the sole discretion of the registered holder, and the submission of an exercise notice shall be deemed to be the registered holder’s determination of whether the Warrant is exercisable (in relation to other securities owned by the registered holder together with any affiliates) and of which portion of the Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and Warrant Agent and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.10, in determining the number of outstanding shares of Common Stock, a registered holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a registered holder, the Company shall within two Trading Days confirm orally and in writing to the registered holder the number of shares of Common Stock then outstanding as established by (A), (B) or (C) above, as applicable. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the registered holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant. The registered holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 3.3.10, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by the registered holder and the provisions of this Section 3.3.10 shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such registered holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.10 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrant.

3.4. Cost Basis Information. (a) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(b) In the event of a cashless exercise, the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 3.3.3 hereof.

3.5. Rule 144. (a) If the Warrant Shares are issued in a cashless exercise, the Company and the registered holder undertaking such cashless exercise acknowledge and agree that in accordance with Section 3(a)(9) of the Act, other than a change in law, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Act, as in effect on the Issuance Date, it is intended that the Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the holder of the Warrant Shares, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the Warrants being exercised were originally issued pursuant to the Selling Agency Agreement.

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(b) The Company shall, at all times prior to the earlier to occur of (i) the date of sale or other disposition by the holders of a Warrant of or all shares of Common Stock issued on exercise of such Warrant or (ii) the expiration or earlier termination of a Warrant if a Warrant has not been exercised in full or in part on such date, use commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit the holder of such Warrant and/or the shares of Common Stock issued on exercise thereof to sell or otherwise dispose of such Warrant and shares pursuant to Rule 144 promulgated under the Act, provided that the foregoing shall not apply in the event of a Merger Event following which the successor or surviving entity is not subject to the reporting requirements of the Exchange Act. If the holder of a Warrant proposes to sell Common Stock issuable upon the exercise of such Warrant in compliance with Rule 144, then, upon the holder of the Warrant’s written request to the Company, the Company shall furnish to the holder of the Warrant, within five (5) Business Days after receipt of such request, a written statement confirming the Company’s compliance with the filing and other requirements of such Rule 144.

4. Adjustments.

4.1. Stock Dividends and Splits. If the Company, at any time while a Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of a Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of a Warrant shall be proportionately adjusted such that the aggregate Exercise Price of a Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.2. Subsequent Rights Offerings. If the Company, at any time while a Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the registered holders of the Warrants) entitling them to subscribe for or purchase shares of Common Stock on the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at VWAP (provided that the Exercise Price cannot increase). Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

4.3. Fundamental Transaction. If, at any time while a Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a merger with a wholly-owned subsidiary of the Company for purposes of offering a corporate name change), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the registered holders each shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of each registered holder (without regard to any limitation in Section 3.3.10 on the exercise of a Warrant), the number of shares of Common Stock of the successor or acquiring Person or of the Company, if it is the surviving Person, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3.3.10 on the exercise of a Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each registered holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of a Warrant following such Fundamental Transaction.

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4.4. Notices. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall set forth the Exercise Price after such adjustment and set forth a brief statement of the facts requiring such adjustment. The Company agrees that it will provide the Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an adjustment made hereunder has occurred or are scheduled or contemplated to occur or to calculate any of the adjustments set forth in this Agreement.

4.5. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.

4.6. Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, duly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants or Warrant Shares must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

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A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Registered Holders of Warrants.

6.1. No Rights as Stockholder. Except as otherwise specifically provided herein, a registered holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Agreement be construed to confer upon a registered holder, solely in its capacity as the registered holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the registered holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. In addition, nothing contained in this Agreement shall be construed as imposing any liabilities on a registered holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder.

6.2. Lost, Stolen or Destroyed Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

6.3. Authorized Shares. The Company covenants that, during the period the Warrants are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under a Warrant. The Company covenants that, if a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under a Warrant are not available, it will use its best efforts to increase authorized and unissued Common Stock to provide a sufficient number of such shares within thirty (30) days. The Company further covenants that its issuance of the Warrants shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under the Warrants. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by a Warrant will, upon exercise of the purchase rights represented by a Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by a registered holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of a Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of a registered holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of a Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement. Before taking any action which would result in an adjustment in the number of Warrant Shares for which a Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

7. Concerning the Warrant Agent and Other Matters.

7.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance, transfer or delivery of shares of Common Stock upon the exercise of Warrants, but the Company or the Warrant Agent shall not be obligated to pay any transfer taxes or charges in respect of the Warrants or such shares in connection with a transfer to a different holder. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such transfer tax and charges, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such transfer tax and charges, if any, have been paid.

7.2. Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company pursuant to the notice provisions in Section 8.2 hereof. In the event the transfer agency relationship, if any, in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be authorized under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3. Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to the business of the Warrant Agent, shall be the successor Warrant Agent under this Agreement without any further act by the parties.

7.3. Fees and Expenses of Warrant Agent.

7.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures (including the reasonable expenses and fees of counsel) and disbursements that the Warrant Agent may reasonably incur in the incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

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7.3.2. Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

7.4. Liability of Warrant Agent.

7.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon, and be held harmless for such reliance, such statement for any action taken or suffered, in the absence of bad faith, by it pursuant to the provisions of this Agreement, and shall not be held liable in connection with any delay in receiving such statement.

7.4.2. Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined in a final, non-appealable judgment of a court of competent jurisdiction).

7.4.3. Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

7.4.4. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make calculations under Section 3.3.8 or any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.4.5. Rights and Duties of Warrant Agent. (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion.

(b) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(c) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

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(d) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(e) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(k) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant Certificate or Book-Entry Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent. The foregoing shall not eliminate any liability that the Company may have to any registered holder or holder of any Warrant Certificate or Book-Entry Warrant Certificate.

7.6. Limitation on Liability of Warrant Agent. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

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Sections 7.3, 7.4 and 7.6 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

7.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

7.7. Opinion of Counsel. The Company shall provide an opinion of counsel prior to the Issuance Date to set up a reserve of Warrants and related Common Stock. The opinion shall state that all Warrants or Common Stock, as applicable, are:

(1) registered under the Act, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and

(2) validly issued, fully paid and non-assessable.

8. Miscellaneous Provisions.

8.1. Successors. Subject to applicable securities laws, this Agreement and the Warrants and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of each registered holder. The provisions of this Agreement are intended to be for the benefit of any holder from time to time of this Agreement and shall be enforceable by the holder or holder of Warrant Shares.

8.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall delivered by hand or sent by registered or certified mail or overnight courier service addressed (until another address is filed in writing by the Company with the Warrant Agent), or by facsimile transmission (as long as the sender maintains a fax delivery report confirming receipt by the recipient and is considered delivered when sent or if after normal business hours the next Business Day) or by email (as long as no bounce back is received by the sender), as follows:

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

Attn: Corporate Secretary

Facsimile:

Email:

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or overnight courier service addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Facsimile:

Email:

8.3. Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

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8.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

8.5. Examination of the Warrant Agency Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

8.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. All modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the registered holders of Warrants equal to at least 67% of the Warrant Shares issuable upon exercise of all then outstanding Warrants. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from an Authorized Officer that states that the proposed amendment is in compliance with the terms of this Section 8.8. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all holders of the Warrants. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

8.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

8.10 Restrictions. Each registered holder acknowledges that the Warrant Shares acquired upon the exercise of a Warrant, if not registered, and the registered holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

8.11. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a registered holder shall operate as a waiver of such right or otherwise prejudice such a registered holder’s rights, powers or remedies. Without limiting any other provision of this Agreement or the Selling Agency Agreement, if the Company willfully and knowingly fails to comply with any provision of this Agreement or the Warrants, which results in any material damages to a registered holder, the Company shall pay such registered holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the registered holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

8.12. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the registered holder to exercise a Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of a registered holder, shall give rise to any liability of each registered holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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8.13. Remedies. The registered holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

8.14. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in a mutually agreed upon schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

8.15. Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

8.16 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

9. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

9.1 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

9.2 “Common Stock” means (i) the Company’s shares of Common Stock and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

9.3 “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

9.4 “Expiration Date” means the date that is the five-year anniversary of the Issuance Date (or [●], 2024) or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday, as the same may be extended pursuant to Section 3.3.7.

9.5 “Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

9.6 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

9.7 “Principal Market” means the principal securities exchange or securities market on which the Common Shares are then traded.

9.8 “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

FAT BRANDS INC.

By:
Name:
Title:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

[Signature Page to Warrant Agency Agreement]

16

EXHIBIT A

WARRANT NUMBER:

CUSIP NUMBER:

FAT BRANDS INC.

WARRANT CERTIFICATE

THIS CERTIFIES THAT, _________________________, for value received is the registered holder of a Warrant or Warrants (the “Warrant”) expiring on [●], 2024, subject to extension in certain events (“Expiration Date”), to purchase [●] fully paid and non-assessable shares (“Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of FAT Brands Inc., a Delaware corporation (the “Company”). The Warrant entitles the holder thereof to purchase from the Company such number of shares of Common Stock at the price of $8.50 per share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Warrant Price to VStock Transfer, LLC (the “Warrant Agent”), at its offices designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agency Agreement between the Company and the Warrant Agent (as may be amended from time to time, the “Warrant Agency Agreement”). The Warrant Agency Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per share of Common Stock at which Shares may be purchased at the time the Warrant is exercised. Capitalized terms used and not defined herein shall have the meanings set forth in the Warrant Agency Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Exercise Price or round up such fraction to the next whole share.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised, provided that such holder has previously surrendered this Warrant to the Warrant Agent.

Upon surrender of the Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, the Warrant Agent shall register the transfer. A new Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants shall be issued and the old Warrant Certificate shall be canceled.

Warrant Certificates, when surrendered to the Warrant Agent, may be transferred or exchanged in the manner and subject to the limitations provided in the Warrant Agency Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant Certificate does not entitle the registered holder to any of the rights of a stockholder of the Company.

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FAT BRANDS INC.

By:
Name:
Title:

COUNTERSIGNED:

VSTOCK TRANSFER, LLC
as Warrant Agent

By:

Authorized Officer:

[Signature page to Warrant Certificate]

A-2

ELECTION TO PURCHASE FORM

(to be executed by the registered holder in order to exercise Warrants)

The undersigned registered holder irrevocably elects to exercise Warrants to purchase                    shares of Common Stock represented by this Warrant Certificate and to purchase such shares of Common Stock issuable upon the exercise of such Warrants, and requests that such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, at the sole election of the registered holder, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated: ______________________

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

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ASSIGNMENT

(to be executed by the registered holder in order to assign Warrants)

For Value Received,                                       hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Warrants to purchase                   shares of Common Stock represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                        Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:	______________________ _________________________
(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.

A-4